                                                                    EXHIBIT 10.5


                         EXECUTIVE EMPLOYMENT AGREEMENT


       THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "AGREEMENT") is made as of September 24, 1999, between Cysive, Inc., a Delaware corporation (together with any Subsidiary (as defined herein), the "COMPANY"), and John R. Lund ("EXECUTIVE").

       The parties hereto agree as follows:

       1. EMPLOYMENT. The Company agrees to employ Executive and Executive accepts such employment for the period beginning as of the date hereof and ending on the third anniversary of the date hereof or upon Executive's earlier separation pursuant to Section 1(d) hereof (the "EMPLOYMENT PERIOD"); provided, however, that the Employment Period shall automatically be renewed for an additional two year period commencing on the third anniversary of the date hereof unless either the Company or the Executive gives the other at least 60 days written notice prior to the third anniversary of its desire to terminate this Agreement.

       (a) Position and Duties. During the Employment Period, Executive shall serve as Chief Financial Officer, Treasurer and Secretary of the Company and shall have the normal duties, responsibilities and authority of the Chief Financial Officer, Treasurer and Secretary, subject to the power of the Chairman, the Chief Executive Officer or the Company's board of directors (the "BOARD") to expand or limit such duties, responsibilities and authority and to override actions of the Chief Financial Officer, Treasurer and Secretary. Executive shall report to the Chairman of the Company and Executive shall devote his best efforts and of his full business time and attention to the business and affairs of the Company and its Subsidiaries.

       (b) Salary, Bonus and Benefits. The Company will pay Executive a base salary of $135,000 per annum, subject to any annual increase during the Employment Period as determined by the Board based upon the Company's achievements of budgetary and other objectives set by the Board (the "ANNUAL BASE SALARY"). In addition, Executive shall be eligible to receive an annual bonus (commencing with the Company's fiscal year ending December 31, 1999) of up to 75% of Executive's Base Salary based upon the Company's achievement of budgetary and other objectives set by the Board (the "BASE BONUS"). In addition, Executive shall be eligible to receive an additional bonus as determined by the Board and consistent with the Company's past practices if the Company achieves budgetary and other objectives in excess of those set by the Board. Executive's Annual Base Salary for any partial year will be prorated based upon the number of days elapsed in such year. In addition, during the Employment Period, Executive will be entitled to such other benefits approved by the Board and made available to the Company's senior executives, including, but not limited to, vacation time, tuition reimbursement, reimbursement of business expenses, car allowance and healthcare benefits.

       (c) Issuance of Stock and Stock Options. Executive shall also receive options, at a strike price equal to the price of the Common Stock on the date of the initial public offering of the Company (the "IPO"), for the purchase of 150,000 shares of the Common Stock upon implementation of the Company's employee stock option plan on the date of the IPO. Executive's options will vest 25% on the first anniversary of the date of the IPO and 25% on each of the next three anniversary dates of the IPO; provided, however, that all of Executive's options will vest immediately upon (A) the occurrence of an event which constitutes a Change of Control (as defined herein) of the Company and (B) (i) the termination of Executive's employment without Cause (as defined herein) or (ii) termination of employment by Executive with Good Reason (as defined herein), in either case within one (1) year of the date on which the Change of Control takes place. Notwithstanding the foregoing, all shares shall be fully vested no later than the fourth anniversary of the IPO. Executive will be eligible for grants of additional options during the Employment Period approved by the Board based on Executive's and the Company's performance. All shares and options issued to Executive shall be made through stock purchase agreements or options agreements, as appropriate, based on the Company's standard form for its executives.

       (d) Separation. Executive's employment by the Company during the Employment Period will continue until Executive's resignation at any time or until Executive's disability or death or until the Board terminates Executive's Employment at any time during the Employment Period (the "SEPARATION"). If the Employment Period is terminated by the Executive without Good Reason, then the termination will be effective sixty (60) days after the date of delivery of written notice of termination. If the Employment Period is terminated by the Board without Cause or by the Executive with Good Reason, then the termination will be effective thirty (30) days after the date of delivery of written notice of termination. If the Employment Period is terminated by the Board with Cause, termination will be effective as of the date of notice of termination. If the Employment Period is terminated by the Board with Cause or by the Executive without Good Reason, then the Executive shall be entitled to receive his Annual Base Salary, bonuses, options vested and all fringe benefits only through the effective date of termination. If the

Employment Period is terminated by the Board without Cause or by the Executive with Good Reason, then the Executive shall be entitled to receive all vested and unvested options and his Annual Base Salary and all fringe benefits for one year from the effective date of termination (such payments and fringe benefits are referred hereinafter as the "SEVERANCE PAYMENT") payable over time in accordance with normal payroll practices. If the Employment Period is terminated due to death, then the Annual Base Salary and medical insurance will be continued through the next full calendar month following the month in which the Executive died. If the Employment Period is terminated due to Disability (as defined herein), then the Annual Base Salary, medical insurance and disability insurance will be continued until the last day of the six-month period following Disability; provided, however, that such Annual Base Salary shall be reduced by the amount of any disability income payments made to the Executive during such six-month period from any insurance or other policies provided by the Company.

       2.     CONFIDENTIAL INFORMATION.

       (a) Executive acknowledges that the Company is engaged in the business of software engineering and it builds and implements complex and highly customized systems supporting large scale electronic commerce businesses (the "BUSINESS"). Executive further acknowledges that the Business and its continued success depend upon the use and protection of a large body of confidential and proprietary information, and that he holds a position of trust and confidence by virtue of which he necessarily possesses, has access to and, as a consequence of his signing this Agreement, will continue to possess and have access to, highly valuable, confidential and proprietary information of the Company not known to the public in general, and that it would be improper for him to make use of this information for the benefit of himself and others. All of such confidential and proprietary information now existing or to be developed in the future will be referred to in this Agreement as "CONFIDENTIAL INFORMATION." This includes, without specific limitation, information relating to the nature and operation of the Business or any other business conducted by the Company, the persons, firms and corporations which are customers or active prospects of the Company during Executive's employment by the Company, the Business' development transition and transformation plans, methodology and methods of doing business, strategic, acquisition, marketing and expansion plans, including plans regarding planned and potential acquisitions and sales, financial and business plans, employee lists, numbers and location of sales representatives, new and existing programs and services (and those under development), prices and terms, customer service, integration processes requirements, costs of providing service, support and equipment and equipment maintenance costs. Confidential Information shall not include any information that has become generally known to, and available for use by, the public other than as a result of Executive's acts or omissions in contravention of the terms and provisions of this Agreement.

       (b) Disclosure of any Confidential Information of the Company shall not be prohibited if such disclosure is directly pursuant to a valid and existing order of a court or other governmental body or agency within the United States; provided, however, that (i) Executive shall first have given prompt notice to the Company of any such possible or prospective order (or proceeding pursuant to which any such order may result) and (ii) Executive shall afford the Company a reasonable opportunity to prevent or limit any such disclosure.

       (c) During the Employment Period and for a period of three (3) years thereafter, Executive will preserve and protect as confidential all of the Confidential Information known to Executive or at any time in Executive's possession. In addition, during the Employment Period and at all times thereafter, Executive will not disclose to any unauthorized person or use for his own account any of such Confidential Information without the Board's written consent. Executive agrees to deliver to the Company at a Separation, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) containing or otherwise relating to any of the Confidential Information (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control. Executive acknowledges that all such memoranda, notes, plans, records, reports and other documents are, and at all times shall be and shall remain, the property of the Company.

       (d) Executive will fully comply with any agreement reasonably required by any of the Company's customers, both actual and potential, business partners, suppliers or contractors with respect to the protection of the confidential and proprietary information of such persons or entities.

       3. NONCOMPETITION AND NONSOLICITATION. Executive acknowledges that in the course of his employment with the Company, he will become familiar with the Confidential Information concerning the Company and the Business, and that his services will be of special, unique and extraordinary value to the Company. Executive agrees that the Company has a protectable interest in the Confidential Information acquired by Executive during the course of his employment with the Company. Therefore, Executive agrees to the following:

       (a) Noncompetition. So long as Executive is employed or affiliated with the Company or any Subsidiary and for an additional two (2) years thereafter (the "NONCOMPETE PERIOD"), he shall not, anywhere within 100 miles of any of the Company's offices in the United States, directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in, any business competing with the Business of the Company or any other business in which the Company has commenced negotiations or has requested and received information relating to the acquisition of such business within eighteen months prior to the termination of Executive's employment with the Company.

       (b) Nonsolicitation. During the Noncompete Period, other than individuals employed in administrative capacities by the Company whose job skills can be found in other individuals and who if they left the employment of the Company would not have a material adverse effect on the Company, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof, (ii) hire any person who was an employee of the Company within ninety (90) days prior to the time such employee was hired by the Executive, (iii) induce or attempt to induce any owner of a site location, customer, supplier, licensee or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company, or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the Business of the Company and with which, to Executive's knowledge, the Company has entertained discussions or has requested and received information relating to the acquisition of such Business by the Company in the one-year period immediately preceding a Separation.

       (c) Enforcement. If, at the time of enforcement of Section 2 or 3 of this Agreement, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or geographical area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and geographical area permitted by law. Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of Section 2 or Section 3 of this Agreement, the Company or any of its successors or assigns shall, in addition to other rights and remedies existing in its favor, be entitled to specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of Section 2 or Section 3 from any court of competent jurisdiction.

       (d) Additional Acknowledgments. Executive acknowledges that the provisions of this Section are in consideration of: (i) employment with the Company and (ii) additional good and valuable consideration as set forth in this Agreement. Executive expressly agrees and acknowledges that the restrictions contained in Sections 2 and 3 do not preclude Executive from earning a livelihood, nor does it unreasonably impose limitations on Executive's ability to earn a living. In addition, Executive agrees and acknowledges that the potential harm to the Company of its non-enforcement outweighs any harm to the Executive of its enforcement by injunction or otherwise. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon the Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of the Confidential Information. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

       (e) Executive's Representations and Warranties. Executive represents and warrants that he has full right and authority to enter into this Agreement and fully perform his obligations hereunder, that he is not subject to any non-competition agreement that would prevent or restrict him in any way from rendering the services hereunder anywhere in the world, and that his past, present and anticipated future activities have not, and will not, infringe on the proprietary rights of others. Executive further represents and warrants that he is not obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency which would conflict with his obligation to use his best efforts to promote the interests of the Company or which would conflict with the Company's business as conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as an officer, director or employee by Executive, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which Executive is now obligated.

       4.     DEFINITIONS.

       "BENEFICIAL OWNER" means a beneficial owner within the meaning of Rule 13d-3 under the Exchange Act.

       "CAUSE" means (i) the commission of a felony or a crime involving moral turpitude or the intentional commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its customers or suppliers, (ii) conduct tending to bring the Company into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties of the office held by Executive as reasonably directed by the Board not cured within thirty (30) business days after written notice thereof, (iv) gross negligence or willful misconduct with respect to the Company or (v) any intentional breach of Section 2 or 3 of this Agreement by Executive not cured within ten (10) business days after written notice thereof from the Company. Any election by the Company not to renew the Employment Period on the third anniversary of the date hereof or any renewal thereof shall be deemed to be a termination by the Company without Cause. The failure of the Company or the Executive to achieve budgetary or other operational objectives established by the Board of Directors shall not in and of itself constitute Cause.

       "CHANGE IN CONTROL" means: (A) any Person, other than any Person who was a Beneficial Owner of the Company's securities before the IPO, becomes, after the IPO, the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities; (B) during any two-year period, individuals who at the beginning of such period constitute the Board (including, for this purpose, any director who after the beginning of such period filled a vacancy on the Board caused by the resignation, mandatory retirement, death, or disability of a director and whose election or appointment was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of such period) cease for any reason to constitute a majority thereof; (C) notwithstanding clauses (A) or (E) of this paragraph, the Company consummates a merger or consolidation of the Company with or into another corporation or entity, the result of which is that the Persons who were stockholders of the Company at the time of the execution of the agreement to merge or consolidate own less than 80% of the total equity of the corporation or entity surviving or resulting from the merger or consolidation or of a corporation or entity owning, directly or indirectly, 100% of the total equity of such surviving or resulting corporation or entity; or (D) the sale in one or a series of transactions of all or substantially all of the assets of the Company; (E) any Person has commenced a tender or exchange offer, or entered into an agreement or received an option to acquire beneficial ownership of 40% or more of the total number of voting shares of the Company, unless the Board has made a determination that such action does not constitute and will not constitute a material change in the Persons having control of the Company; or (F) there is a change of control in the Company of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of

Regulation 14A promulgated under the Exchange Act, other than in circumstances specifically covered by clauses (A) through (E) above.

       "DISABILITY" means a physical or mental condition which, for a continuous period of at least six (6) months has or will prevent the Executive from performing his duties on a full time basis and in a professional and consistent manner. Any dispute as to the Executive's Disability shall be referred to and resolved by a licensed physician selected and approved by the Company and the Executive.

       "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended.

       "GOOD REASON" means Executive's resignation within 30 days after his discovery of any material breach of Section 1 of this Agreement by the Company which is not cured within thirty (30) business days after written notice thereof from Executive; provided, however, that in the context of a Change of Control, "Good Reason" shall also mean a reduction in Executive's title, duties, responsibilities or authority, or the failure of Executive to receive a compensation package substantially similar to Executive's salary, bonus and benefits immediately prior to the Change of Control.

       "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

       "SUBSIDIARY" means any corporation of which fifty percent (50%) or more of the securities having ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries. The term Subsidiary shall also include any joint venture arrangement between the Company and any other entity.

       5. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

            If to the Company:

                        Cysive, Inc.
                        11480 Sunset Hills Road
                        Reston, VA  20190
                        Attention:  Nelson A. Carbonell, Jr.

            with a copy to (which shall not constitute notice):

                        Hogan & Hartson L.L.P.
                        555 13th Street, N.W.
                        Washington, D.C.  20004
                        Attention:  Steven A. Museles

            If to the Executive:

                        John R. Lund
                        Cysive, Inc.
                        11480 Sunset Hills Road
                        Reston, VA  20190

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

       6. EXISTING OPTIONS. The Company hereby undertakes to amend and restate each option agreement executed with Executive prior to the date hereof to provide that all such option shall vest immediately upon (A) the occurrence of an event which constitutes a Change of Control (as defined herein) of the Company and (B)(i) the termination of Executive's employment without Cause (as defined herein) or (ii) termination of employment by Executive with Good Reason (as defined herein), in either case within one (1) year of the date on which the Change of Control takes place.

       7.     GENERAL PROVISIONS.

       (a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

       (b) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

       (c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

       (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive and the Company and their respective successors and assigns.

       (e) Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

       (f) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

       (g) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Executive.

       (h) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's principal place of business is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

       (i) Termination. This Agreement (except for the provisions of Sections 1(a) and 1(b)) shall survive a Separation and shall remain in full force and effect after such Separation.

                                    * * * * *

       IN WITNESS WHEREOF, the parties hereto have executed this Executive Employment Agreement on the date first written above.


                                  CYSIVE, INC.



                                  By:
                                     -----------------------------------
                                     Name:   Nelson A. Carbonell, Jr.
                                     Title:  Chief Executive Officer and
                                             President




                                  --------------------------------------
                                  John R. Lund